Exhibit 23.2

11th Floor
PricewaterhouseCoopers Center
2 Corporate Avenue
202 Hu Bin Road
Shanghai 200021
People’s Republic of China
Telephone +86 (21) 2323 8888
Facsimile +86 (21) 2323 8800
www.pwccn.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-163519) of Home Inns & Hotels Management Inc. of our report dated April 21, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers Zhong Tian
Shanghai, People’s Republic of China
April 21, 2010